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                                                                     Exhibit B-2


                              BAY STATE GAS COMPANY

                                  B Y - L A W S


                                    ARTICLE I

                 DIRECTORS-OFFICERS: ELECTION, POWERS AND DUTIES

        SECTION 1. DIRECTORS AND OFFICERS. The Board of Directors of the Company shall consist of not less than three (3) nor more than ten (10) Directors, except that whenever there shall be only two (2) stockholders the Board of Directors may consist of at least (but shall not be less than) two (2) Directors, and whenever there shall be only one (1) stockholder or prior to the issuance of any stock, the Board of Directors may consist of at least (but shall not be less than) one (1) Director. The officers of the Company shall consist of a Chairman, a President, a Treasurer, a Controller, a Clerk and such other officers as the Incorporator or Board of Directors may in its discretion elect or appoint, including, but not limited to, a Secretary, one or more Vice-Presidents, Assistant Treasurers and Assistant Clerks. So far as permitted by law, the same person may simultaneously occupy more than one office. No officer need be a stockholder.

        SECTION 2. TERMS OF OFFICE; VACANCIES. The Directors, Chairman, President, Treasurer, Controller and Clerk shall hold office except as otherwise hereinafter provided, until the next annual meeting of stockholders or Directors at which they are regularly elected and until their successors are chosen and qualified, or until their death, resignation or removal. All other officers shall hold office at the pleasure of the Board of Directors. In case a vacancy shall occur


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from any cause in any office or in the Board of Directors, including a vacancy resulting from enlargement of the Board, the Board of Directors may fill such vacancy by the affirmative vote of a majority of the Directors then in office. Any vacancy in any office or on the Board of Directors may also be filled by the stockholders at any regular or special meeting unless such vacancy shall have been previously filled by the Board of Directors. An officer or Director so elected by the Board of Directors or the stockholders to fill such vacancy shall hold office only until the next meeting of the stockholders or Directors at which the office would regularly be filled and until a successor is chosen and qualified.

        SECTION 3. REMOVAL. Any Director may be removed from office with or without cause by the vote of a majority of the shares entitled to vote in the election of Directors. Any officer may be removed from office with or without cause by vote of a majority of the Directors then in office.

        SECTION 4. RESIGNATION. Any officer (other than the Clerk) or Director may resign his office at any time by written resignation delivered to the Clerk of the Company, and the Clerk may resign his office at any time by written resignation delivered to the President. An acceptance thereof shall not be necessary to make such resignation effective unless so stated in the resignation, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

        SECTION 5. BOARD OF DIRECTORS. The Board of Directors shall be elected at each annual meeting of the stockholders. The exact number of Directors (within the limits specified in Section 1 above) constituting the Board shall be fixed at each annual meeting by the stockholders, provided that by vote of the stockholders at a special meeting called for the


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purpose the number of Directors may be increased or decreased (subject to said limitation) and provided further that by vote of a majority of the Directors then in office the number of Directors may be increased (subject to said limitation). No vacancy shall be deemed to exist in the Board unless and until the number of Directors in office falls below the number so fixed. The Board of Directors shall have the general management and control of all the property and affairs of the Company and shall exercise all of the powers of the Company, except such as are conferred exclusively upon the stockholders by law, by the Articles of Organization or by these By-Laws. Without limiting the generality of the foregoing, the Board of Directors shall have full power, subject to the provisions of these By-Laws, to fix the duties and compensation of all officers, employees and agents of the Company and such fees or other compensation to Directors and members of the Executive Committee and other committees, if any, for their services to the Company as said Board may deem reasonable.

        SECTION 6. EXECUTIVE COMMITTEE: OTHER COMMITTEES. The Board of Directors may elect at any time from its members an Executive Committee which shall have and may exercise such powers, which may include powers vested in the Board of Directors, as are delegated (to the extent permitted by law) to the Executive Committee by the Board of Directors. The Board of Directors may also elect at any time other committees, the members of which shall be elected from the members of the Board of Directors, which shall have and may exercise such powers, which may include powers vested in the Board of Directors, as are delegated (to the extent permitted by law) to such committees by the Board of Directors.


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        The members of the Executive Committee and of any such other committee shall hold office subject to the pleasure of the Board of Directors, and the Board may at any time remove one or more members of any such committee and elect as aforesaid another person in lieu of any member so removed. The Board of Directors may also designate one or more Directors as alternate members of any such committee, who may replace any absent member at any meeting of such committee.

        Except as the Board of Directors may otherwise determine, the manner of conducting the business of the Executive Committee and of any such other committee, whether at a meeting or otherwise, including the calling of meetings, shall be as determined from time to time by the members of each committee. A majority of the members of each committee in office for the time being shall constitute a quorum for the transaction of business at a meeting, but in the absence of a quorum, less than a quorum may adjourn a meeting to another time without further notice.

        SECTION 7. CHAIRMAN. The Chairman shall be annually elected by and from the Board of Directors at its first meeting following the annual meeting of stockholders. The Chairman shall, when present, preside at all meetings of the stockholders and of the Board of Directors. The Chairman shall have such powers and perform such duties as from time to time may be prescribed for him by the board of Directors.

        SECTION 8. PRESIDENT AND VICE-PRESIDENTS. The President shall be annually elected by the Board of Directors at its first meeting following the annual meeting of stockholders. The President shall, in the absence of the Chairman, preside at all meetings of the stockholders and of the Board of Directors. Subject to the control of the Board of Directors, the President shall have general supervision over the management and direction of the affairs of the Company and shall have supervision of all departments and of all Vice Presidents and other officers of the Company.


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The President shall have such other powers and perform such other duties as from time to time may be prescribed for him by the Board of Directors. One or more Vice-Presidents may be elected from time to time by the Board of Directors. A Vice- President shall have such powers and be charged with such duties, including (to the extent permitted by law) any of the powers and duties of the President, as the Board may prescribe or as the President shall delegate.

        SECTION 9. TREASURER. The Treasurer shall be annually elected by the Board of Directors at its first meeting following the annual meeting of stockholders. He shall perform such duties as are deemed by superior executive officers of the Company incident to the office of Treasurer and such other duties as from time to time may be assigned by the Board of Directors.

        SECTION 10. CONTROLLER. The Controller shall be annually elected by the Board of Directors at its first meeting following the annual meeting of stockholders. The Controller shall cause accurate books of account of the Company's transactions to be kept, which books shall be the property of the Company and shall be subject at all times to the inspection and control of the Directors. He shall be responsible for the preparation and filing of necessary statements and reports and shall perform such other duties as from time to time may be assigned by the Board of Directors.

        SECTION 11. CLERK. The Clerk, who shall be a resident of the Commonwealth of Massachusetts (except that such residence shall not be required during any period in which the Company has a duly appointed resident agent), shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. He shall have custody of the corporate seal, shall give notice of and keep minutes of all meetings of the stockholders and (unless the Company has a Secretary) of the Board of Directors, and shall


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perform all duties commonly incident to his office. The Board of Directors from time to time may appoint one or more Assistant Clerks, with such powers and duties, including (to the extent permitted by law) any of the powers and duties of the Clerk, as the Board may prescribe or the Clerk may delegate. In the event of the absence of the Clerk and Assistant Clerk, if any, from any meeting of the stockholders or, if the Company does not have a Secretary, from any meeting of the Board of Directors, the meeting may appoint a Temporary Clerk to keep the records of such meeting and perform such other duties in connection with that office as the meeting may prescribe.

        SECTION 12. SECRETARY. The Board of Directors may elect a Secretary who shall act as Secretary of the Board of Directors, keep the minutes of all of its meetings held during his term of office and give notice of all such meetings and have and perform such other powers and duties as the Board shall prescribe.

        In the event of the absence of the Secretary from any meeting of the Board of Directors, if there is a Secretary at the time, the meeting may appoint a Temporary Secretary to keep the minutes of such meeting and perform such other duties in connection therewith as the meeting may prescribe.

        SECTION 13. MISCELLANEOUS DUTIES AND POWERS. In addition to the foregoing specifically enumerated duties and powers, the several officers of the Company shall be charged with such other duties and shall have such other powers (to the extent permitted by law) as may be delegated to them by the Board of Directors or any officer herein authorized so to do or as may be imposed upon them by law.


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                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS

        SECTION 1. ANNUAL MEETING. The annual meeting of stockholders shall be held in every year on the second Wednesday in April (or if that day falls on a legal holiday in the place where the meeting is to be held, on the next succeeding business day) at such hour and place within or without the Commonwealth of Massachusetts as are fixed by the Board of Directors, the Chairman or the President. At such annual meeting the stockholders shall elect Directors, hear the report of the Treasurer, and transact such other business as may properly come before the meeting. In the event that no date for the annual meeting is established or if no annual meeting is held in accordance with the foregoing procedures, a special meeting of the stockholders may be held in lieu of and for the purposes of the annual meeting with all the force and effect of an annual meeting and for such other purposes as may be specified in the notice of said special meeting.

        SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the President or a majority of the Directors. Special meetings shall be called by the Clerk, or in the case of his death, absence, incapacity or refusal, by any other officer, upon written application of one or more stockholders who hold at least one-tenth part in interest of the capital stock entitled to vote at such meeting, stating the time, place and purposes of the meeting. Special meetings of stockholders may be held at such hour and such place within or without the Commonwealth of Massachusetts as shall be fixed by the Board of Directors, provided that if the Board of Directors shall not fix the hour and place of any special meeting it shall be held at 11 o'clock A.M. at the principal office of the Company in Massachusetts.



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        SECTION 3. NOTICE. A written or printed notice of any annual or special meeting of the stockholders, stating the place, day, hour and purposes therefor, shall be given by the Clerk, an Assistant Clerk or such other person authorized by these By-Laws to call meetings, at least seven (7) days before the date of the meeting (or such earlier date as shall be required by law) to each stockholder entitled to vote thereat or entitled to receive notice thereof, by leaving such notice with the stockholder or at his residence or usual place of business or by mailing the same, postage prepaid, addressed to him at his address as last recorded on the books of the Company. It shall be the duty of each stockholder to notify the Company of his post office address. Whenever notice of a meeting is required to be given a stockholder under any applicable provisions of Chapter 156B or Chapter 164 of the General Laws of the Commonwealth of Massachusetts or of the Company's Articles of Organization or By-Laws, a written waiver thereof, executed before or after the meeting by such stockholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

        SECTION 4. QUORUM. At any meeting of the stockholders a majority in interest of the capital stock then issued, outstanding and entitled to vote, represented at the meeting by stockholders of record in person or by proxy, shall constitute a quorum for the transaction of business. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question or by any of the Chairman, President or Clerk, whether or not a quorum is present, and the meeting may be held as adjourned without notice. At any such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted at the meeting as originally called.


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        SECTION 5. VOTE REQUIRED. If a quorum is represented at the meeting, the affirmative vote of the holders of a majority in interest of the capital stock having voting power which is represented at the meeting shall be sufficient to transact any business unless the matter is one upon which by express provision of law or of the Articles of Organization or By-Laws of the Company a different vote is required or permitted, in which case such express provisions shall govern. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election.

        SECTION 6. METHOD OF VOTING. Every holder of capital stock entitled to vote at a meeting of stockholders shall, if present in person or represented by proxy, have one vote at such meeting or at any adjournment thereof for each share held of record by such holder on the date fixed by law or by action of the Board of Directors for determination of stockholders entitled to vote at such meeting. No proxy which is dated more than six months before the meeting named therein shall be accepted. Except as otherwise limited therein, proxies shall entitle the persons, who are authorized to vote thereby, to vote at any adjournment of such meeting, but no such proxy shall be valid after the final adjournment of such meeting. All proxies shall be filed with the Clerk at the meeting, or at any adjournment thereof, before being voted.

        SECTION 7. ACTION WITHOUT A MEETING. Any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.


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                                   ARTICLE III

                               DIRECTORS' MEETINGS

        SECTION 1. MEETINGS OF DIRECTORS. A regular meeting of the Board of Directors shall be held in every year promptly after the annual meeting of stockholders or special meeting of the stockholders held in lieu of such annual meeting, for the election of officers and for the transaction of such other business as may properly come before such meeting. Any other regular meetings may be held at such time and place as may be fixed from time to time by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, the President, or by any two Directors. Any regular or special meeting of the Board of Directors may be held either within or without the Commonwealth of Massachusetts.

        SECTION 2. NOTICE. Notice of the time and place of each regular meeting (other than the regular meeting immediately after the annual meeting of stockholders) and of each special meeting of the Board of Directors shall be given by the Secretary, Clerk, Assistant Clerk or other officer calling the meeting, orally or by telephone, telecopy, cable or telegraph, at least twenty-four hours before the meeting, except as stated below in this Section 2. Such telecopy, cable or telegraph shall be sent to a Director at his usual and last known place of business or residence. Notice may also be given by mail, and notice mailed to a Director at his usual and last known place of business or residence at least forty-eight hours before the time of the meeting shall be sufficient notice. Furthermore, any notice received by a Director in time to enable him to attend the meeting concerning which such notice is given shall be likewise sufficient. Notice of a meeting need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends a


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meeting without protesting prior thereto or at its commencement the lack of notice of the meeting. Any business whatever may be transacted at a meeting of the Board although it may not have been specified in the notice or waiver of notice of the meeting. No notice of an adjourned meeting of the Board of Directors shall be necessary.

        SECTION 3. QUORUM. At any meeting of the Board of Directors a majority of the number, or in case the number of Directors as fixed by the Incorporators, stockholders or Directors (or as resulting from vacancies) shall be an even number, then one-half of the number, of Directors then in office shall constitute a quorum for the transaction of business. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. Except as otherwise expressly provided by law, the Articles of Organization or by these By-Laws, the affirmative vote of a majority of any quorum shall be sufficient to transact any business which may properly come before the meeting.

        SECTION 4. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the Directors consent to the action in writing and the written consents are filed with the records of the meetings of Directors. Such consents shall be treated as a vote for all purposes.

        SECTION 5. MEETING BY CONFERENCE CALL. Any action required or permitted to be taken at any meeting of the Board of Directors or any meeting of a committee delegated thereby may be taken by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.


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                                   ARTICLE IV

                                 OFFICE AND SEAL

        SECTION 1. LOCATION. The Company shall have such offices in addition to its principal office in Massachusetts as the Board of Directors or stockholders may from time to time designate.

        SECTION 2. SEAL. The corporate seal shall be in such form as the Board of Directors may from time to time determine. Until otherwise determined by said Board, said seal shall be circular and there shall appear thereon the name of the Company and the year and state of its incorporation.

                                    ARTICLE V

                       CAPITAL STOCK AND TRANSFER OF STOCK

        SECTION 1. STOCK CERTIFICATES. Certificates of stock shall be in such form as the Board of Directors may from time to time determine, except insofar as the form is prescribed by law, and shall be signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer; provided that such signatures may be facsimiles as provided by law if any certificate is signed by a transfer agent or by a registrar, other than a Director, officer or employee of the Company. If any officer, who has signed or whose facsimile signature has been placed on a stock certificate, shall have ceased to be an officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer at the time of its issue.

        SECTION 2. LOST OR DESTROYED CERTIFICATES. In case any stock certificate shall be mutilated or alleged to have been lost or destroyed, a new certificate may be issued in place thereof on reasonable evidence of the mutilation, loss or destruction and upon such indemnity (if


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any) as the Board of Directors may require for the Company, the Transfer Agent and/or the Registrar.

        SECTION 3. TRANSFER OF STOCK. Shares of capital stock shall be transferable only on the books of the Company by assignment in writing, signed by the holder of record thereof, his attorney legally constituted, or his legal representatives, upon surrender of the certificate or certificates therefor, with such proof of the authenticity of signature as the Company or its transfer agent may reasonably require, and subject to any valid restriction on the transfer thereof pursuant to the Articles of Organization, these By-Laws or any agreement to which the Company is a party. Neither the Company nor any transfer agent nor any other agent of the Company shall be bound to take notice of or recognize any trust, express, implied, or constructive, or any charge or equity affecting any of the shares of the capital stock, or to ascertain or inquire whether any sale or transfer of any such share by any holder of record thereof, his attorney legally constituted, or his legal representative, is authorized by such trust, charge or equity, or to recognize any person as having any right to the payment of dividends, right to vote, or any other interest therein, except the holder of record thereof for the time being.

        SECTION 4. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint, subject to revocation, reappointment or changes, a Transfer Agent or Transfer Agents and Registrar or Registrars of the Company's capital stock of any class; and while any such appointment is in force with respect to any class of its capital stock, no certificate issued for stock of such class shall be valid without being countersigned by such Transfer Agent, if one be in office, and registered by such Registrar, if one be in office.


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        SECTION 5. SETTING RECORD DATE AND CLOSING TRANSFER BOOKS. The Board of
Directors may fix in advance a time not more than sixty (60) days before the date of any meeting of the stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Company after the record date. In lieu of fixing such record date, the Board of Directors may for any of such purposes close the stock transfer books of the Company for all or any portion of said sixty (60) day period.

        If no record date is fixed and the transfer books are not closed, (a) the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

        SECTION 6. ISSUANCE OF STOCK. The Board of Directors shall have full power and authority, at its election, to reserve for issue, or to authorize the issuance of, in whole or in part, any authorized and unissued capital stock of the Company to such persons, firms or corporations, for such cash consideration, upon such terms, at such times, and in such amounts as the Board of Directors shall from time to time determine, including in the discretion of the Board of Directors the granting of options, warrants or conversion or other rights to subscribe to said capital stock.


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                                   ARTICLE VI

                                  MISCELLANEOUS


        SECTION 1. INDEMNIFICATION. Each person at any time a Director or officer of the Company, any such Director or officer who serves at the request of the Company as a Director, officer, employee or other agent of another organization, or any person who serves at the Company's request in any capacity with respect to any employee benefit plan, including each such former Director, officer, employee, agent or person serving with respect to any employee benefit plan, (each such person being hereinafter referred to as an "Indemnified Person" and each such office or capacity in which an Indemnified Person serves being hereinafter referred to as an "Indemnified Capacity") who was such before, on or after the date of the adoption of this By-Law shall, to the extent permitted by law and without prejudice to any other rights such person might have, be entitled to be reimbursed by the Company for, and indemnified by the Company against, all liabilities and expenses, including amounts paid or incurred by such Indemnified Person in satisfaction of judgments or in settlement (other than amounts paid to the Company itself) and amounts paid as fines or penalties and counsel fees, reasonably incurred by such Indemnified Person in connection with or arising out of any claims made, or any action, suit or proceeding threatened or brought against such Indemnified Person or in which such Indemnified Person may be involved as a party or otherwise by reason of any action alleged to have been taken or omitted by such Indemnified Person in an Indemnified Capacity, whether or not he continues in such Indemnified Capacity at the time of incurring such liabilities and expenses; provided, however, that no person shall be so indemnified in relation to any matter which has been made the subject of a settlement, except with the approval of a court of competent

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jurisdiction or a vote of the holders of record of a majority of the Company's outstanding capital stock entitled to vote thereon, or by a vote of a disinterested majority of the Directors then in office. Except as hereinbefore provided as to persons serving with respect to any employee benefit plan, indemnification of employees and agents of the Company who are not Directors or officers may be provided by the Company to the extent authorized in each instance by the Board of Directors. No reimbursement or indemnification shall be provided for any person with respect to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Company or, to the extent that such matter relates to service to another organization, in the best interests of such other organization, or, to the extent to which such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Reimbursement or indemnification hereunder may in the discretion of the Board of Directors include payments by the Company of costs and expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if such person shall be adjudicated to be not entitled to indemnification hereunder, which undertaking may be accepted without reference to the financial ability of the person indemnified to make repayment. Each Indemnified Person shall, by reason of continuing service in, or accepting appointment to or employment in, such Indemnified Capacity have the right to be reimbursed and indemnified by the Company as above set forth with the same force and effect as if the Company, to induce such person to continue so to serve or to accept such appointment or employment, specifically agreed in writing to reimburse and indemnify such person in


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accordance with the foregoing provisions of this section. Any rights to reimbursement and indemnification granted under or pursuant to this section to any person shall extend to such person's heirs, executors and administrators. Nothing herein contained is intended to, or shall, prevent a settlement by the Company prior to final adjudication of any claim, including claims for reimbursement or indemnification under this By-Law, against the Company when such settlement appears to be in the best interests of the Company. No Director or officer of the Company shall be liable to anyone for making any determination hereunder or for making or refusing to make any payment hereunder in reliance upon advice of counsel.

        SECTION 2. BONDS. The Board of Directors may from time to time require from any one or more of the officers or agents of the Company that he or they shall give bond for the faithful performance of duties. Any such bond shall be in such form, in such sum and with such sureties as said Board may determine. The premiums for all such bonds shall be paid by the Company.

        SECTION 3. FISCAL YEAR. Unless otherwise fixed by the Board of Directors, the fiscal year of the Company shall end on the thirty-first day of December in each year.

        SECTION 4. VOTING STOCK IN OTHER CORPORATIONS. Whenever the Company shall own stock of another corporation, the Chairman, the President or Treasurer, acting either in person or by proxy, may exercise in the name and on behalf of the Company all voting and subscription rights thereof, but the Board may from time to time, either generally or in any specific instance, delegate like authority to any one or more other persons.


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        SECTION 5. EXECUTION OF WRITINGS. Except as the Board of Directors shall otherwise generally or in any specific instance direct or authorize, deeds, leases, transfers, contracts, bonds, notes, checks and other written obligations shall be signed, accepted, endorsed or executed in the name and behalf of the Company by any one or more of the following officers, namely, the Chairman, the President, any Vice-President and the Treasurer, and any such officer so acting may also seal, acknowledge and deliver the instrument.

        SECTION 6. EXECUTION OF CERTIFICATIONS. Any action taken by the stockholders, Board of Directors, or Executive Committee at any meeting may be certified by the officer whose duty it is to keep the minutes of such meeting or by the officer or Director keeping the records thereof or presiding thereat; and any such certificate shall be conclusive evidence for all purposes that the action so certified was taken.

        SECTION 7. ARTICLES OF ORGANIZATION. The term "Articles of Organization" as used herein shall mean the original Articles of Organization of the Company and any and all amendments, additions and supplements thereto, as defined in Chapter 164 of the General Laws of Massachusetts, at the time in force and effect.

        SECTION 8. AMENDMENT. These By-Laws may be amended or repealed and new By-Laws made either (a) by the stockholders at any meeting of the stockholders by the affirmative vote of the holders of at least a majority in interest of the capital stock then outstanding and then entitled to vote, provided that notice of the proposed alteration, addition, amendment or repeal stating such change or the substance thereof shall have been given in the notice of such meeting or in the waiver of notice with respect to such meeting, or (b) by vote of a majority of the Board of Directors then in office,


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except with respect to any provision as to which stockholder action is required by law, the Articles of Organization, or these By-Laws; provided that not later than the time of giving notice of the meeting of stockholders next following any such change in the By-Laws by the Directors, notice thereof stating such change or the substance thereof shall be given to all stockholders entitled to vote on amending the By-Laws.